SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C, 20549

                              --------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):                 April 21, 1998
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                              THE FINOVA GROUP INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                        1-11011                      86-0695381
--------------------------------------------------------------------------------
(State or Other Jurisdiction           (Commission              (I.R.S. Employer
     of Incorporation)                 File Number)          Identification No.)



1850 NORTH CENTRAL AVENUE, P. O. BOX 2209, PHOENIX, ARIZONA           85004-2209
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:                 602/207-6900
                                                   -----------------------------

Item 5.   Other Events.

          A. The FINOVA Group Inc. announced revenues, net income and selected financial data and ratios for the first quarter ended March 31, 1998 (unaudited).

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits:


                    Exhibits                           Title
                    --------       ---------------------------------------------

                       28 Press Release of The FINOVA Group Inc. dated April 21, 1998

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                              THE FINOVA GROUP INC.

                                  (Registrant)



Dated:  April 24, 1998        By    /s/ Bruno A. Marszowski
                                -------------------------------
                                Bruno A. Marszowski, Senior Vice President,
                                Chief Financial Officer and Controller
                                Principal Financial Officer/Authorized Officer

                                   EXHIBIT 28


Robert J. Fitzsimmons                                              Embargo until
602/ 207-5759                                                 8:00 a.m. (E.D.T.)


                              The FINOVA Group Inc.
                      Announces 23% Increase in Net Income
                            For First Quarter of 1998

PHOENIX, Ariz., Apr. 21, 1998 - The FINOVA Group Inc. (NYSE: FNV) today announced record net income of $39.1 million ($0.66 per diluted share) for the quarter ended March 31, 1998, compared to $31.7 million ($0.56 per diluted share) earned in the first quarter of 1997, a 23% increase in net income and an 18% increase in earnings per share. The 1998 period includes 1.7 million additional shares issued to purchase the business of FINOVA Realty Capital (formerly operated by Belgravia Capital Corporation) in October 1997.

     "FINOVA's results for the first quarter reflect both higher returns from our funded portfolio and exceptional growth in our fee-based businesses," commented Sam Eichenfield, chairman and chief executive officer of FINOVA. Volume-based fee income, including the contribution of FINOVA Realty Capital, nearly tripled to $22.2 million in the first quarter of 1998 compared to $7.8 million a year ago (excluding FINOVA Realty Capital, volume-based income rose 65%).

     Interest margins earned grew to $108.7 million for the first three months of 1998 compared to $95.7 million in 1997, resulting from consistent yields and 16% growth in managed assets over the last twelve months.

     During the three months ended March 31, 1998, the company recorded provisions for credit losses totaling $9.5 million, resulting in reserves for credit losses of 2.0% of ending managed assets (excluding participations) at March 31, 1998, the same percentage as a year ago. Write-offs for the first quarter totaled $13.9 million, including $9.2 million of previously identified and specifically reserved accounts. "Nonearning assets increased modestly from 2.1% to 2.2% during the first quarter and remain well below the company's target nonearnings level of 3% to 4%," noted Eichenfield.

     "With the addition of over 80 business development officers from the FINOVA Realty Capital acquisition, we are not only excited about our potential in the mortgage banking arena, but also about the cross-selling opportunities this new network should bring us," continued Eichenfield. "We are still sorting out the ultimate impact of these additional business development officers and their support staff on our operating ratio; however, it was encouraging to see that operating expenses for the first quarter of 1998 were 43.5% of interest margins and fees earned, compared to 44.3% for the first three months of 1997."

     The FINOVA Group Inc., through its principal operating subsidiary, FINOVA Capital Corporation, is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Phoenix with business development offices throughout the U.S. and in London, U.K., and Toronto, Canada.

                                       ###

                              The FINOVA Group Inc.
                          and Consolidated Subsidiaries
                         Summary of Consolidated Income
                                   (Unaudited)
                  (Dollars in Thousands, except per share data)

                                                                               Quarter Ended
                                                                                 March 31,
                                                                     --------------------------------
                                                                         1998                1997
                                                                     ------------        ------------

Interest earned from financing transactions                          $    203,736        $    183,328
Operating lease income                                                     32,663              25,965
Interest expense                                                         (110,572)            (97,172)
Operating lease depreciation                                              (17,170)            (16,449)
                                                                     ------------        ------------
Interest margins earned                                                   108,657              95,672
Volume-based fee income                                                    22,156               7,784
                                                                     ------------        ------------
                                                                          130,813             103,456
Provision for credit losses                                                (9,500)             (8,000)
Gains on disposal of assets                                                 1,223               3,233
Selling, administrative and other operating expenses                      (56,958)            (45,878)
                                                                     ------------        ------------
Income before income taxes                                                 65,578              52,811
Income taxes                                                              (25,555)            (19,998)
                                                                     ------------        ------------
Income before preferred dividends                                          40,023              32,813
Preferred dividends, net of tax                                              (946)             (1,155)
                                                                     ------------        ------------

Net Income                                                           $     39,077        $     31,658
                                                                     ============        ============


Basic earnings per share                                             $       0.70        $       0.59
                                                                     ============        ============
Basic average shares outstanding                                       56,138,000          53,962,000
                                                                     ============        ============

Diluted earnings per share                                           $       0.66        $       0.56
                                                                     ============        ============
Average shares outstanding assuming dilution                           61,079,000          58,615,000
                                                                     ============        ============


Dividends declared per common share                                  $       0.14        $       0.12
                                                                     ============        ============

                              The FINOVA Group Inc.
         Selected Consolidated Financial Data and Ratios (Unaudited) (1)
                             (Dollars in Thousands)

                                                                                    As of
                                                        As of March 31           December 31
                                                 --------------------------------------------
FINANCIAL POSITION:                                  1998            1997            1997
                                                 ------------    ------------    ------------
Ending funds employed (EFE)                      $  8,667,889    $  7,479,373    $  8,399,456
Securitizations and participations sold (2)           464,550         380,994         457,967
                                                 ------------    ------------    ------------
  Total managed assets                              9,132,439       7,860,367       8,857,423
Reserve for credit losses                             175,967         152,545         177,088
Nonaccruing assets                                    195,267         158,255         187,356
Nonaccruing assets as  % of managed assets (4)            2.2%            2.0%            2.1%
Reserve for credit losses as a % of:
  Ending managed assets (4)                               2.0%            2.0%            2.0%
  Nonaccruing assets                                     90.1%           96.4%           94.5%
Total debt                                       $  7,115,327    $  6,010,987    $  6,764,581
Preferred securities                                  111,550         111,550         111,550
Common shareowners' equity                          1,126,126         925,588       1,090,454
Backlog                                             1,842,545       1,544,051       1,601,218

                                                                                 For the Year
                                                     For the Quarter Ended          Ended
                                                           March 31,             December 31,
                                                 ----------------------------    ------------
PERFORMANCE HIGHLIGHTS:                              1998            1997            1997
                                                 ------------    ------------    ------------
 Average managed assets                          $  8,901,429    $  7,735,154    $  8,153,076
 Average earning assets (3)                         8,001,665       6,957,488       7,356,845
 New business                                         692,080         611,634       3,311,105
 Fee-based volume                                   1,804,432         815,251       4,532,494
 Write-offs                                            13,912           5,300          45,487
 Write-offs (annualized) as a % of
  average managed assets (4)                             0.63%           0.28%           0.56%
 Interest margins and fees (annualized) as
  a % of average earning assets                           6.5%            5.9%            6.2%
 Interest margins earned
  (annualized) as a % of average
  earning assets (5)                                      5.4%            5.5%            5.6%
 Selling, administrative and other
  operating expenses as a % of
  interest margins and fees earned                       43.5%           44.3%           41.8%
Return (annualized) on average common
 equity                                                  14.1%           13.6%           14.3%

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(1)  Averages for the periods presented are based on month-end balances.
(2) Securitizations are assets sold under securitization agreements and managed by the Company.
(3) Average earning assets equal average funds employed less average deferred taxes on leveraged leases and average nonaccruing assets.
(4) Excludes participations sold in which the Company has transferred credit risk.
(5) Restated to exclude volume-based fee income previously included in interest margins earned.